EXHIBIT 99.2

                               NATURE VISION, INC.
                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                                 _________, 2004



         The undersigned hereby appoints Jeffrey P. Zernov and Michael R. Day, and each of them, with full power of substitution, his, her or its proxies to represent and vote, as designated below, all shares of the Common Stock of Nature Vision, Inc. registered in the name of the undersigned on ________, 2004, with the powers the undersigned would possess if personally present at the Special Meeting of Shareholders of Nature Vision, Inc. to be held at _____________________________, ____________________, ___________ at ____ _.m.,
Minnesota Time on _______, 2004, and at any adjournment thereof, hereby revoking any proxy or proxies previously given. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSALS 1 THROUGH 3.


1)       Proposal to APPROVE THE MERGER PURSUANT TO                     ( )  FOR     ( ) AGAINST     ( ) ABSTAIN
         THE TERMS OF THE MERGER AGREEMENT AND PLAN
         OF REORGANIZATION dated April 15, 2004 by
         and among Nature Vision, Inc., Photo Control
         Corporation, PC Acquisition, Inc., Jeffrey
         P. Zernov (as shareholders' representative)
         and certain Nature Vision Shareholders

2)       Proposal to ADJOURN SPECIAL THE MEETING.                       ( )  FOR     ( ) AGAINST     ( ) ABSTAIN

3)       In their discretion, the appointed proxies                     ( )  FOR     ( ) AGAINST     ( ) ABSTAIN
         are authorized to vote upon such OTHER
         BUSINESS as may properly come before the
         Meeting or any adjournment.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Date_________________________________________,2004

__________________________________________________

__________________________________________________

PLEASE DATE AND SIGN ABOVE exactly as name appears at the left, indicating where appropriate, official position or representative capacity.
If stock is held in joint tenancy, each joint owner should sign.
----------------------------------------------------------------


               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                  PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.